Ex-99.1
FOR IMMEDIATE RELEASE
For more information contact:

Media & Investor Relations	For Bain Capital:
John Vincenzo	Alex Stanton, Stanton Crenshaw Communications
508.323.1260	212.780.0701
john_vincenzo@3com.com	alex@stantoncrenshaw.com
3COM ANNOUNCES AGREEMENT TO BE ACQUIRED
BY BAIN CAPITAL PARTNERS FOR $5.30 PER SHARE IN CASH
Transaction valued at $2.2 billion
     MARLBOROUGH, MA — September 28, 2007 — 3Com Corporation (NASDAQ: COMS) today announced that it has signed a definitive merger agreement to be acquired by affiliates of Bain Capital Partners, LLC, a leading global private investment firm, for approximately $2.2 billion in cash.
     Under the terms of the agreement, shareholders will receive $5.30 in cash for each share of 3Com common stock they hold. This represents a premium of approximately 44 percent over 3Com’s closing price of $3.68 on September 27, 2007.
     The Board of Directors of 3Com has unanimously approved the merger agreement and has resolved to recommend that 3Com’s shareholders adopt the agreement.
     “The 3Com Board of Directors and senior management team have thoroughly reviewed our strategic alternatives and have determined that the agreement with Bain Capital provides the best value for 3Com shareholders,” said Edgar Masri, 3Com president and chief executive officer. “We believe that this agreement better positions 3Com to establish itself as a global networking leader, which will benefit our employees, our customers and our partners.”
     “As business becomes ever more global, companies need to enhance their technology infrastructure to compete more effectively in the broader economy,” said Jonathan Zhu, a Bain Capital Managing Director, based in Hong Kong. “3Com has a strong competitive position, and we believe there are significant opportunities to grow by acquiring customers and introducing new products. We look forward to working with the management team and the company’s strategic partners to seize the worldwide growth opportunity that exists for 3Com’s communications networking solutions.”
     As part of the transaction, affiliates of Huawei Technologies will acquire a minority interest in the company and become a commercial and strategic partner of 3Com.
     The transaction is expected to be completed by the first quarter of calendar year 2008, subject to receipt of 3Com shareholder approval, customary regulatory approvals and other customary closing conditions. Citigroup Global Markets Asia Limited, UBS AG, The Hongkong and Shanghai Banking Corporation Limited, ABN AMRO Bank N.V. and Bank of China (Hong Kong) Limited have provided firm financing commitments to Bain Capital Partners.
     Goldman, Sachs & Co. is serving as exclusive financial advisor to 3Com and its Board of Directors, and provided a fairness opinion to the company in connection with the transaction. Wilson Sonsini Goodrich & Rosati acted as legal advisor to 3Com in connection with the transaction.
     Citigroup Global Markets, Inc. and UBS Securities LLC are serving as financial advisors to Bain Capital. Ropes & Gray acted as legal advisor to Bain Capital in connection with the transaction.

     Management will host a conference call and Webcast at 10:00 a.m. EDT, September 28, 2007, to discuss the transaction. To participate on the call, U.S. and international parties may dial 913-312-0963. Alternatively, interested parties may listen to the live broadcast of the call over the Internet at 3Com’s Investor Relations Web site (www.3com.com/investor) in the Earnings Webcast section. For those unable to participate on the live call, a 24-hour replay will be available starting at Noon EDT on September 28 by dialing 719-457-0820, passcode: 2412682.
About 3Com Corporation
3Com Corporation (NASDAQ: COMS) is a leading provider of secure, converged voice and data networking solutions for enterprises of all sizes. 3Com offers a broad line of innovative products backed by world class sales, service and support, which excel at delivering business value for its customers. 3Com also includes H3C Technologies Co., Limited (H3C), a China-based provider of network infrastructure products. H3C brings high-performance and cost-effective product development and manufacturing and a strong footprint in one of the world’s most dynamic markets. Through its TippingPoint division, 3Com is a leading provider of network-based intrusion prevention systems that deliver in-depth application protection, infrastructure protection, and performance protection. For further information, please visit www.3com.com, or the press site www.3com.com/pressbox.
About Bain Capital
Bain Capital, LLC (www.baincapital.com) is a global private investment firm that manages several pools of capital including private equity, venture capital, public equity and leveraged debt assets with more than $50 billion in assets under management. Since its inception in 1984, Bain Capital has made private equity investments and add-on acquisitions in over 250 companies in a variety of industries around the world, and has a team of almost 200 professionals dedicated to investing in and supporting its portfolio companies. Bain Capital has a long history of investing in technology businesses, including current investments in SunGard Data Systems, NXP, Sensata Technologies, FCI, Sun Telephone, Applied Systems and MEI Conlux. Headquartered in Boston, Bain Capital has offices in Hong Kong, Shanghai, Tokyo, New York, London and Munich.
Additional Information About the Transaction and Where to Find It
In connection with the proposed merger, 3Com will file a proxy statement with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement when it becomes available because it will contain important information about 3Com and the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by 3Com at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from 3Com by directing such request to 3Com Corporation 350 Campus Drive, Marlborough, MA 01752-3064 Attention: Investor Relations; Telephone: 508-323-1198. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.
3Com and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of 3Com’s participants in the solicitation is set forth in 3Com’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.

Safe Harbor
This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our proposed acquisition by Bain, and our business objectives. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to: our ability to close the Bain transaction and to execute on our business plan and other risks detailed in the Company’s filings with the SEC, including those discussed in the Company’s annual report filed with the SEC on Form 10-K for the year ended June 1, 2007.
3Com Corporation does not intend, and disclaims any obligation, to update any forward-looking information contained in this release or with respect to the announcements described herein.
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Copyright © 2007 3Com Corporation. 3Com, the 3Com logo and TippingPoint are registered trademarks of 3Com Corporation. All other company and product names may be trademarks of their respective holders.

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